Exhibit 11.1

                    Computation of Income (Loss) Per Share
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
                                                   Three months ended
                                                        March 31,
                                                ------------------------
                                                    1997         1996
                                                -----------  -----------
                                                     (unaudited)
Net income (loss):
 Loss before extraordinary gain                 ($  27,884)  ($ 254,058)
 Extraordinary gain from early retirement
  of debt                                           38,145
                                                -----------  -----------
  Net income (loss)                              $  10,261   ($ 254,058)
                                                ===========  ===========

Primary income (loss) per share:
 Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding                           4,022,894    4,007,509
   Net additional shares
    issuable upon conversion
    of warrants and options                                  (    9,977)
                                                -----------  -----------
   Adjusted shares outstanding                   4,022,894    3,997,532

   Primary income (loss) per share:
    Loss before extraordinary gain              ($     .01)  ($     .06)
    Extraordinary gain                                 .01
                                                -----------  -----------
    Net loss per share                          ($     .00)  ($     .06)
                                                ===========  ===========

Fully diluted income (loss) per share:
 Adjustments to shares outstanding:
   Actual weighted average
    shares outstanding                           4,022,894    4,007,509
   Net additional shares
    issuable upon conversion
    of warrants and options                                  (   15,468)
                                                -----------  -----------
   Adjusted shares outstanding                   4,022,894    3,992,041

   Fully diluted income (loss) per share:
    Loss before extraordinary gain              ($     .01)  ($     .06)
    Extraordinary gain                                 .01
                                                -----------  -----------
    Net loss per share                          ($     .00)  ($     .06)
                                                ===========  ===========
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